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                                                             Exhibit 23(d)29(a)

     John Hancock Variable Series Trust I
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[LOGO OF JOHN HANCOCK(R) FINANCIAL SERVICES]

                                 March 22, 1999

T. Rowe Price Associates, Inc.
100 East Pratt Street

Baltimore, MD  21202
Attn:  Darrell Braman


Re:    Sub-Investment Management Agreement
       dated as of March 29, 1996

Gentlemen:

     This letter will memorialize our mutual agreement to amend Schedule I to the above referenced Sub-Investment Management Agreement relating to the Large Cap Value Portfolio, to provide a decremental fee schedule, effective as of April 1, 1999. Attached is a revised copy of Schedule I which maintains the 50 basis-point charge but limits this charge to amounts up to and including $100,000,000 and introduces a 45 basis-point charge for amounts over $100,000,000 up to and including $250,000,000 and a 40 basis-point charge for amounts over $250,000,000. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

     Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.

JOHN HANCOCK MUTUAL LIFE INSURANCE      JOHN HANCOCK VARIABLE SERIES
COMPANY                                 TRUST I


By: /s/Robert R. Reitano                By: /s/ Michele G. Van Leer
    ----------------------------------      ------------------------------------

Robert R. Reitano                       Michele G. Van Leer
    Vice President                          Chairman

Received and agreed to:

T. ROWE PRICE ASSOCIATES, INC.


By:  /s/ Darrell N. Braman
     ---------------------------------
Name: Darrell N. Braman
      --------------------------------

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Title:  Vice President________________

                                   SCHEDULE I


FEES


Sub-Investment Management Fee           Current Net Assets Under Management
------------------------------------    -----------------------------------

Fifty (50) basis points (0.50%)         for the first $100 million

Forty-five (45) basis points (0.45%)    for the next $150 million

Forty (40) basis points (0.40%)         for amounts over $250 million